UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008

RAPTOR PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50720	98-0379351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2008 (the “Initial Closing”) Raptor Pharmaceuticals Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated as of May 21, 2008, with eight investors set forth on the signature pages thereto (the “Initial Investors”) for the private placement of units of the Company, each unit comprised of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”) and one warrant to purchase one half of one share of Common Stock, at a purchase price of $0.50 per unit. Immediately subsequent to the Initial Closing, the Company and each Initial Investor entered into an Amendment to the Securities Purchase Agreement (the “Amendment”, and, together with the Purchase Agreement, the “Amended Purchase Agreement”), dated as of May 21, 2008.

At the Initial Closing, the Company sold an aggregate of 4,420,000 shares of Common Stock (the “Initial Shares”) to the Initial Investors for aggregate gross proceeds of $2,210,000 and issued to the Initial Investors warrants (the “Initial Warrants”) having terms and conditions in the form of Warrant attached hereto and filed herewith as Exhibit 4.1 to this Current Report on Form 8-K, such form of Warrant incorporated herein by this reference. The Initial Warrants, exercisable for two years from the Initial Closing, entitle the Initial Investors to purchase up to an aggregate of 2,210,000 shares of Common Stock of the Company (the “Initial Warrant Stock”) and have an exercise price of either $0.75 or $0.90 per share, depending on when such Initial Warrants are exercised, if at all. The Company has received subscription documents from a potential Investor pursuant to which the potential Investor has offered to subscribe for 14,000,000 shares of Common Stock and 7,000,000 Warrants for an aggregate purchase price of $7,000,000. The subscription for the 7 million units discussed above will be accepted by the Company, in its sole discretion, upon the receipt of such $7,000,000 in funds by it prior to the Last Potential Closing Date (defined below) of June 30, 2008 and upon the satisfaction of such other customary closing conditions, which have not occurred.

The following is a brief summary of the transaction. This summary is qualified in its entirety by reference to the full text of the Amended Purchase Agreement and the Initial Warrants, including Article VI of the Purchase Agreement with respect to the registration of the Initial Shares and Initial Warrant Stock, as well as Common Stock of the Company otherwise sold, or underlying warrants sold, in subsequent private placements pursuant to and in accordance with the Amended Purchase Agreement.

The Amended Purchase Agreement

The Company has authorized the issue and sale of up to (i) 20,000,000 shares of Common Stock, including the Initial Shares (collectively, the “Shares”), and (ii) warrants, including the Initial Warrants (collectively, the “Warrants”), to purchase up to an aggregate of 10,000,000 shares of Common Stock, including the Initial Warrant Stock (collectively, the “Warrant Stock”). The Shares, the Warrants and the Warrant Stock are sometimes referred to herein individually and collectively as the “Securities.”

After the Initial Closing until the close of business on June 30, 2008 (the “Last Potential Closing Date”), additional Shares (which, together with the Initial Shares shall not exceed 20,000,000 shares in the aggregate) and additional Warrants (which, together with the Initial Warrants shall not represent the right to acquire more than 10,000,000 shares of Warrant Stock in the aggregate) may be subscribed for, at one or more Subsequent Closings (each a “Subsequent Closing”). Each Subsequent Closing shall be effective upon the date of the Company’s acceptance from each investor of the Securities pursuant to the Amended Purchase Agreement subsequent to the Initial Closing (the “Subsequent Investors”, and, together with the Initial Investors, the “Investors”) of a cashier’s check or wire transfer funds in the amount of such Subsequent Investor’s subscription deposit and the applicable Investor having entered into and become a party to the Amended Purchase Agreement.

Each Investor represents in the Amended Purchase Agreement that it understands and agrees that the Securities it will be acquiring have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Each Investor also represents in the Amended Purchase Agreement that it understands and agrees that the instruments or certificates evidencing the Securities it has agreed to purchase, and each instrument or certificate issued in transfer thereof, will bear the an appropriate legend regarding the restriction on transferability.

The Amended Purchase Agreement also contains representations and warranties by the Company and each Investor customary for transactions of this type.

Registration of the Securities (Article VI of the Amended Purchase Agreement)

Within 60 days after the Initial Closing, the Company agrees to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act, on a Form S-1, covering the Shares and Warrant Stock sold pursuant to the Amended Purchase Agreement (the “Restricted Stock”) as well as Common Stock underlying warrants issued to placement agents, as discussed below, each subject to volume limitations, and to use its commercially reasonable efforts to cause the Registration Statement to become effective with the SEC thereafter and to remain effective until the earlier to occur of the date (i) that is the second anniversary of the Initial Closing, (ii) the date the Restricted Securities may be sold under Rule 144 during any 90-day period and (iii) such time as all of the Restricted Securities have been publicly sold.

Following the effectiveness of the Registration Statement, the Company may, at any time, but no more than twice during any 12-month period, suspend the effectiveness of such registration for up to 45 calendar days, as appropriate (a “Suspension Period”), by giving notice to the holders of shares of Restricted Stock, if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a material adverse effect on the Company.

The holders of shares of Restricted Stock acknowledge that the Company is required to file certain post-effective amendments to the Registration Statement on Form S-1 upon the filing of certain periodic reports with the SEC and therefore a Suspension Period may occur between the Company’s filing of its reports and the filing of the post-effective amendment to the Registration Statement on Form S-1.

Warrants

The Warrants may be exercised, in full or in part, at any time prior to the earlier of (i) the second anniversary of their issuance, (ii) the date of consummation of the acquisition of the Company pursuant to a Change of Control Transaction (as defined in the form of Warrant), and (iii) the thirtieth (30th) day following the date on which the Company delivers a WACP Notice (defined below) to the holder of such Warrant(s), at an exercise price of $0.75 per share if exercised prior to the first anniversary of their issuance, or $0.90 per share if exercised after the first anniversary of their issuance but prior to the second anniversary of their issuance. By its acceptance of the Warrants, the Investor understands that the Warrants and the Warrant Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Warrants and the Warrant Stock or an available exemption from registration under the Securities Act, the Warrants and the Warrant Stock must be held indefinitely. Subject to the provisions of the Amended Purchase Agreement, the Warrants and all rights thereunder are transferable, in whole but not in part, only with the prior approval of the Company. The underlying Securities, when issued, must bear a legend reflecting this restriction on transfer.

If at any time (x) on or before the first anniversary of the date issued, the volume weighted average closing prices of the Common Stock of the Company over ten (10) consecutive trading days exceeds $1.20, or (y) after the first anniversary of the date issued but on or before the second anniversary of the date issued, the volume weighted average closing prices of the Common Stock of the Common Stock of the Company over ten (10) consecutive trading days exceeds $1.35, then, within thirty (30) days of the occurrence of any such event, the Company has the right to deliver to the holders of such Warrants written notice to such effect (a “WACP Notice”).

The form of Warrant also contains certain adjustments that may be made, due to future corporate events or otherwise, customary for transactions of this type.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Securities offered and sold under the Amended Purchase Agreement to the Initial Investors were offered and sold in reliance upon exemptions from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The agreements executed in connection with the transactions disclosed above contain representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operation and financial condition, the Investors acquired the Securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act).

The Company obtained representations from the Investors regarding their investment intent, experience and sophistication; and the Investors either received or had access to adequate information about the Company in order to make an informed investment decision. The Company relied upon the representations made by the Initial Investors pursuant to the Amended Purchase Agreement in determining that such exemptions were available. No underwriting discounts or commissions were paid by the Company in connection with these transactions.

In connection with the transaction, the Company entered into placement agency agreements with three placement agents pursuant to which the Company is obligated to (i) pay the placement agents a placement fee equal to 7% of the gross proceeds of Securities sold to Investors introduced by such placement agent and (ii) issue a five- (5) year warrant to purchase a number of shares of Common Stock at an exercise price of $0.55 per share equal to 7% of the number of Securities issued to Investors (inclusive of the Shares and Warrant Stock) introduced by such placement agent. The warrants issued to the placement agents contain a “cashless exercise” feature that allows the placement agent to exercise such warrants without a cash payment to the Company. The placement agents have registration rights with respect to the Common Stock underlying their warrants similar to those of the Investors. In addition, the Company has agreed to reimburse those expenses incurred by the placement agents in connection with the transaction that are pre-approved by the Company. Two of the placement agents are affiliates of the Company.

In connection with the Initial Closing, the Company paid cash compensation of approximately $155,000 in placement agent fees. The net proceeds to the Company in connection with the Initial Closing, after deducting for expenses, including placement agent fees, were approximately $2,000,000. The Company intends to use the net proceeds from the transaction to fund ongoing operations and satisfy its trade payables accrued in the ordinary course of its business.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Warrant to Purchase Shares of Common Stock of Raptor Pharmaceuticals Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICALS CORP.
By: /s/ Kim R. Tsuchimoto
Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary Date: May 21, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant to Purchase Shares of Common Stock of Raptor Pharmaceuticals Corp.